UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2013

HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2013, Hanmi Financial Corporation, a Delaware corporation (“Hanmi”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Central Bancorp, Inc., a Texas corporation (“CBI”), and Harmony Merger Sub Inc., a Texas corporation and a wholly owned subsidiary of Hanmi (“Merger Sub”), pursuant to which Merger Sub will merge with and into CBI, with CBI as the surviving corporation (the “Merger”). The Merger Agreement also provides that immediately after the Merger, United Central Bank, a Texas state-chartered bank and a wholly owned subsidiary of CBI (“UCB”), will merge with and into Hanmi Bank, a California state-chartered bank and a wholly owned subsidiary of Hanmi (“Hanmi Bank”), with Hanmi Bank as the surviving bank (the “Bank Merger”). In conjunction with the Merger Agreement, certain directors of CBI and UCB will enter into voting agreements with Hanmi pursuant to which they will agree, among other things, to vote their shares of CBI common stock, par value $1.00 per share (the “CBI Shares”), in favor of the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, Hanmi will pay an aggregate merger consideration of $50 million in respect of the outstanding CBI Shares which will be reduced on a dollar-for-dollar basis (i) by up to $19 million depending on CBI’s ability to realize certain tax refunds arising from CBI’s restatement of previous years’ tax returns or refunds of prior overpayments prior to the closing date or CBI’s 2013 tax liabilities exceeding a certain amount and (ii) by the amount of certain losses incurred or reasonably expected to be incurred in the event UCB fails to secure reimbursements or assurances of reimbursement under the loss share agreements (the “Loss Share Agreements”) between UCB and the Federal Deposit Insurance Corporation (the “FDIC”) or the FDIC asserts any clawbacks.

Prior to closing, the parties will seek to obtain the agreement of the United States Treasury Department to the repurchase immediately prior to closing of CBI’s fixed rate cumulative perpetual preferred stock issued under the Treasury’s Capital Purchase Program (the “TARP Shares”). If for any reason the TARP Shares cannot be purchased prior to closing, the Merger is conditioned on receiving the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the applicable state regulatory authorities to redeem the TARP Shares following closing.

CBI has made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, CBI has agreed, among other things, to covenants relating to (i) the conduct of its businesses during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) facilitation of its shareholders’ consideration of, and voting upon, the approval of the Merger Agreement, (iii) the recommendation by the CBI board of directors in favor of the approval by its shareholders of the Merger Agreement and certain related matters as applicable and (iv) non-solicitation obligations relating to alternative business combination transactions.

Each party’s obligation to consummate the Merger is conditioned upon (i) approval by CBI’s shareholders of the Merger Agreement and (ii) the absence of any governmental order or law prohibiting the consummation of the Merger. The Merger Agreement includes reciprocal conditions to the obligations of Hanmi and CBI to consummate the Merger, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its obligations under the Merger Agreement.

Hanmi’s obligation to consummate the Merger is further conditioned upon (i) receipt of certain required regulatory approvals in respect of the Merger and the Bank Merger by the Federal Reserve Board, the California Department of Business Oversight and other applicable regulatory authorities, and such approvals not containing materially burdensome regulatory conditions, and the approval of the redemption of the outstanding TARP Shares by the Federal Reserve Board and other applicable regulatory authorities, (ii) the absence of any threatened, instituted or pending suits, actions or proceedings in which a governmental authority seeks to enjoin the consummation of the Merger, the Bank Merger or related transactions, (iii) the absence of a material adverse effect (as defined in the Merger Agreement) with respect to CBI since the date of the Merger Agreement, (iv) CBI having obtained consent of each third party whose consent is required, except those for which the failure to obtain such consent, individually or in the aggregate, is not reasonably likely to have a material adverse effect, (v) holders of no more than 10% of the outstanding CBI Shares having exercised appraisal rights with respect to the Merger, (vi) (1) the consent of the FDIC to the transaction under the Loss Share Agreements, (2) UCB’s filing all claims certificates required or permitted to be filed pursuant to the Loss Share Agreements and either the FDIC having reimbursed these claims in full or Hanmi having received assurances that the claims will be reimbursed and (3) there having not been any clawbacks asserted by the FDIC (provided that in the event items (2) and (3) are not satisfied, the condition described in this item (vi) will be deemed satisfied if CBI elects to decrease the aggregate merger consideration as described above), (vii) CBI having received duly signed resignations of all members of the CBI board of directors effective immediately upon the Merger, (viii) the carrying value as of the month-end immediately preceding the consummation of the Merger of all loans of CBI or any of its subsidiaries that are then classified as “substandard,” “doubtful,” or “loss” and assets classified as “other real estate owned” not exceeding the higher of (1) $160 million and (2) if Hanmi elects in its sole discretion, such higher number as Hanmi reasonably determines necessary and (ix) CBI having completed its financial statements for the year ended December 31, 2013 and Crowe and Horwath LLP having issued an audit report thereon in each case satisfying the applicable rules and regulations of the Securities and Exchange Commission.

As noted above, consummation of the Merger is conditioned on the approval of the Merger and the Bank Merger by the Federal Reserve Board, the California Department of Business Oversight and other applicable regulatory authorities. The parties currently anticipate that the requisite applications will be submitted once first quarter 2014 financial information becomes available.

The Merger Agreement contains certain termination rights that may be exercised by either Hanmi or CBI, including if (i) the Merger is not consummated by September 30, 2014, which date may be extended by Hanmi to December 31, 2014 in the event the parties have not received the necessary approvals from the applicable regulatory authorities (the “Drop Dead Date”), (ii) the required approval of CBI’s shareholders is not obtained or (iii) any court or governmental authority issues an order or takes other action permanently enjoining the Merger.

In certain circumstances, Hanmi may terminate the Merger Agreement if (i) CBI’s board of directors changes its recommendation that shareholders approve the Merger Agreement, (ii) CBI fails to hold a shareholder vote, (iii) following receipt of an acquisition proposal, CBI fails to reaffirm its approval or recommendation to its shareholders of the Merger Agreement, (iv) a tender offer for CBI’s outstanding shares is publicly disclosed and CBI’s board of directors fails to recommend unequivocally against acceptance of such offer or (v) CBI breaches the Merger Agreement which is not cured and such that the closing conditions cannot be satisfied.

In certain circumstances, CBI may terminate the Merger Agreement if (i) it enters into an alternative acquisition agreement (in which case it would be obligated to pay the Termination Fee (as defined below) prior to such termination) or (ii) Hanmi breaches the Merger Agreement which is not cured and such that the closing conditions cannot be satisfied.

Under certain circumstances, termination of the Merger Agreement may result in CBI having to pay a termination fee of three percent of the $50 million aggregate merger consideration, subject to potential adjustment as otherwise described herein (the “Termination Fee”). The Termination Fee is payable in the event that (i) CBI, prior to obtaining shareholder approval, terminates the Merger Agreement to enter into an alternative acquisition agreement, (ii) a bona fide acquisition proposal is made to CBI and is not publicly withdrawn and thereafter the Merger Agreement is terminated by either Hanmi or CBI because (1) the Merger is not consummated by the Drop Dead Date or (2) CBI’s shareholders fail to approve the Merger or (iii) (1) Hanmi terminates the Merger Agreement because CBI’s board of directors changes its recommendation to its shareholders, (2) CBI fails to hold a shareholder vote, (3) CBI fails to reaffirm its recommendation to its shareholders after receiving an acquisition proposal or after the public disclosure of a tender offer for CBI shares or (4) CBI terminates the Merger Agreement after failing to obtain the requisite vote at its shareholder meeting, provided that the Termination Fee will be payable under (2) above only if within 12 months of termination CBI enters into an acquisition agreement with respect to certain business combination transactions or any such combination is effected.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 15, 2013, by and among Hanmi Financial Corporation, Central Bancorp, Inc. and Harmony Merger Sub Inc.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Hanmi agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION
(Registrant)

December 16, 2013	/s/ C. G. KUM
(Date)	C. G. Kum
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 15, 2013, by and among Hanmi Financial Corporation, Central Bancorp, Inc. and Harmony Merger Sub Inc.*

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Hanmi Financial Corporation cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Hanmi Financial Corporation and Central Bancorp, Inc. including future financial and operating results, Hanmi Financial Corporation’s or Central Bancorp, Inc.’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite Central Bancorp, Inc. shareholder approvals; the risk that Hanmi Financial Corporation or Central Bancorp, Inc. may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement and neither Hanmi Financial Corporation nor Central Bancorp, Inc. undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Hanmi agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.